Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Home Bancorp, Inc.

Lafayette, Louisiana

We have audited the accompanying statement of assets acquired and liabilities assumed by Home Bank (a wholly-owned subsidiary of Home Bancorp, Inc.) (collectively, “the Company”), pursuant to the Purchase and Assumption Agreement dated March 12, 2010. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the statement of assets acquired and liabilities assumed based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets acquired and liabilities assumed is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets acquired and liabilities assumed by Home Bank (a wholly-owned subsidiary of Home Bancorp, Inc.) pursuant to the Purchase and Assumption Agreement dated March 12, 2010, is fairly presented, in all material respects, in conformity with accounting principles generally accepted in the United States of America.

/s/ Porter Keadle Moore, LLP

Atlanta, Georgia

May 27, 2010

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By Home Bank

(A Wholly-owned Subsidiary of Home Bancorp, Inc.)

(dollars in thousands)	March 12, 2010
Assets
Cash and cash equivalents	$46,893
Investment securities	24,974
Loans	110,415
Repossessed assets	2,338
Core deposit intangible	1,429
FDIC loss share receivable	34,422
Other assets	3,013

Total assets acquired	223,484

Liabilities
Interest-bearing deposits	192,063
Noninterest-bearing deposits	14,862
Federal Home Loan Bank (FHLB) advances	16,824
Other liabilities	161

Total liabilities assumed	$223,910

Net liabilities assumed	$426

The accompanying Notes are an integral part of this Financial Statement.

NOTES TO THE STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

1. Basis of Presentation

Home Bancorp, Inc. (the “Company”) is a Louisiana corporation which serves as the holding company for Home Bank (the “Bank”). Home Bank is a federally chartered community-oriented savings bank which was originally organized in 1908 and is headquartered in Lafayette, Louisiana. The Bank is primarily engaged in attracting deposits from the general public and using those funds to invest in loans and securities. Our principal sources of funds are customer deposits, repayments of loans, repayments of investments and funds borrowed from outside sources such as the Federal Home Loan Bank (“FHLB”) of Dallas. These funds are primarily used for the origination of loans, including single-family residential first mortgage loans, commercial real estate mortgage loans, commercial business loans, home equity loans and lines of credit, construction and land loans and other loans. The Bank derives its income principally from interest earned on loans and investment securities and, to a lesser extent, from fees received in connection with the origination of loans, service charges on deposit accounts and for other services. The Bank’s primary expenses are interest expense on deposits and borrowings and general operating expenses.

As described in Note 3, Home Bank acquired certain assets and assumed certain liabilities of the former Statewide Bank (“Statewide”) from the Federal Deposit Insurance Corporation (“FDIC”) in an FDIC-assisted transaction on March 12, 2010. The acquisition constitutes a business combination as defined by Topic 805, Business Combinations, of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). ASC 805 establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. Accordingly, the acquired assets, including the FDIC loss share receivable (which is accounted for as an indemnification asset under ASC 805) and identifiable intangible assets, and the assumed liabilities were measured and recorded at estimated fair value as of the March 12, 2010 acquisition date.

In preparing the Statement of Assets Acquired and Liabilities Assumed, the Company’s management made a number of significant estimates and assumptions relating to the reporting of assets and liabilities as of the date of this financial statement. Management exercised significant judgment regarding assumptions about discount rates, future expected cash flows (including prepayments), default rates, market conditions, and other future events that are highly subjective in nature and subject to change, all of which affected the estimated fair values of the assets acquired and the liabilities assumed in the Statewide acquisition. Actual results could differ from those estimates, and others provided with the same information could draw different reasonable conclusions and calculate different fair values. Changes that may vary significantly from our assumptions include loan prepayments, the rate of default, the severity of defaults, the estimated market values of collateral at disposition, the timing of such disposition, and deposit attrition.

2. Fair Value of Assets Acquired and Liabilities Assumed

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, reflecting assumptions that a market participant would use when pricing an asset or liability. In some cases, the estimation of fair values requires management to make estimates about discount rates, future expected cash flows, market conditions, and other future events that are highly subjective in nature and subject to change. The following methods and assumptions were used to estimate the fair value of the significant assets acquired and liabilities assumed.

Cash and cash equivalents – Included in cash and cash equivalents are cash and due from banks of $11,369,000, federal funds sold of $200,000, and $35,324,000 in cash received from the FDIC. The estimated fair values of cash and cash equivalents approximate their stated face amounts, as these financial instruments are either due on demand or have short-term maturities.

Investment securities – The fair value for investment securities is determined from quoted market prices.

Loans – The fair value of loans represents our estimates of the expected cash flows from the loans discounted at current market rates. In estimating the cash flows, we used a model based on assumptions about the amount and timing of principal and interest payments, estimated prepayments, estimated default rates, estimated loss severities in the event of defaults, and current market rates.

Repossessed assets – The fair value of repossessed assets was based on management’s estimates using appraised values and current property values in the market less estimated costs to sell.

Core deposit intangible (“CDI”) – CDI is a measure of the value of demand deposit, savings, money market and NOW accounts that are acquired in business combinations. The fair value of the CDI relating to any given business combination is based on the present value of the expected cost savings attributable to these accounts, relative to alternative sources of funding. The CDI related to the Statewide acquisition will be amortized using an accelerated method over an estimated useful life of ten years to approximate the estimated life of the applicable accounts acquired.

FDIC loss share receivable – The fair value of the FDIC loss share receivable represents the present value of the estimated cash payments expected to be received from the FDIC for future losses incurred on loans and repossessed assets covered by loss sharing agreements, based on the credit adjustment estimated for covered assets and the loss sharing percentages. These cash flows were then discounted at a market-based rate to reflect the uncertainty of the timing and receipt of loss sharing payments from the FDIC. The estimated receivable associated with these agreements was $34,422,000 as of March 12, 2010. The amount ultimately collected for this asset is dependent upon the performance of the underlying covered assets, the passage of time, and claims paid by the FDIC.

Deposit liabilities – The fair value of deposit liabilities with no stated maturity (i.e., demand deposit, savings, money market and NOW accounts) are equal to the carrying amounts payable on demand. The fair value of certificates of deposit represents contractual cash flows, discounted using interest rates currently offered on deposits with similar characteristics and remaining maturities.

FHLB Advances – The fair value of FHLB advances is based on current market rates for advances with similar terms.

3. Acquisition Activity

On March 12, 2010, Home Bank entered into a purchase and assumption agreement (the “Agreement”) with loss sharing arrangements with the FDIC to purchase certain assets and to assume deposits and certain other liabilities of Statewide, a full service community bank headquartered in Covington, Louisiana. As a result of the acquisition, Home Bank now operates six former Statewide branches in the Northshore (of Lake Pontchartrain) region of Louisiana.

In connection with the acquisition, Home Bank entered into loss sharing agreements with the FDIC which cover the acquired loan portfolio (“Covered Loans”) and repossessed assets (collectively referred to as “Covered Assets”). Under the terms of the loss sharing agreements, the FDIC will absorb 80% of the first $41,000,000 of losses incurred on Covered Assets and 95% of losses on Covered Assets exceeding $41,000,000. The loss sharing agreements for non-residential and residential loans are in effect for five years and 10 years, respectively, from the March 12, 2010 acquisition date and the loss recovery provisions are in effect for eight years and 10 years, respectively, from the acquisition date.

The FDIC has granted Home Bank a 90-day option from March 12, 2010 to purchase the premises, furniture, fixtures, and equipment of Statewide and assume the leases associated with leased offices. The Company expects to finalize fixed asset purchase and lease assumption decisions by the third quarter of 2010.

The acquisition was accounted for under the purchase method of accounting in accordance with ASC 805. The statement of net liabilities assumed as of March 12, 2010, as well as goodwill recorded on the transaction, is presented in the following table.

(dollars in thousands)	Acquired from the FDIC	Fair Value Adjustments	As recorded by Home Bank
Assets
Cash and cash equivalents	$11,569	$—	$11,569
Investment securities	24,974	—	24,974
Loans	157,016	(46,601)	110,415
Repossessed assets	2,545	(207)	2,338
Core deposit intangible	—	1,429	1,429
FDIC loss share receivable	—	34,422	34,422
Other assets	3,077	(64)	3,013

Total assets acquired	199,181	(11,021)	188,160
Liabilities
Interest-bearing deposits	191,014	1,049	192,063
Noninterest-bearing deposits	14,862	—	14,862
FHLB advances	16,519	305	16,824
Other liabilities	161	—	161

Total liabilities assumed	$222,556	$1,354	$223,910

Excess of liabilities assumed over assets acquired			35,750
Cash payment received from the FDIC			(35,324)

Total goodwill recorded			$426

4. Investment Securities Available for Sale

The fair value of investment securities available for sale acquired totaled $24,974,000 as of March 12, 2010. The investment portfolio acquired consisted entirely of U.S. agency mortgage-backed securities.

The estimated fair value by maturity of the acquired investment securities at March 12, 2010 are shown in the following table. Securities are classified according to their contractual maturities without consideration of principal amortization, potential prepayments or call options. The expected maturity of a security may differ from its contractual maturity. Accordingly, actual maturities may differ from contractual maturities.

(dollars in thousands)	One Year or Less	One Year to Five Years	Five to Ten Years	Over Ten Years	Total
U.S. agency mortgage-backed, at fair value	$—	$—	$—	$24,974	$24,974

At March 12, 2010, securities were pledged against public accounts for $646,000 and borrowings for $7,352,000. As discussed in Note 7, the Company repaid all borrowings assumed in the acquisition.

5. Covered Loans

The following table reflects the carrying value of the Covered Loans at March 12, 2010.

March 12,
(dollars in thousands)	2010
Real estate loans:
One- to four-family first mortgage	$27,087
Home equity loans and lines	2,806
Commercial real estate	45,447
Construction and land	18,153
Multi-family residential	3,821

Total real estate loans	97,314

Other loans:
Commercial	8,384
Consumer	4,717

Total other loans	13,101

Total Covered Loans	$110,415

We evaluated the acquired Covered Loans and have elected to account for such loans under ASC 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality. In accordance with ASC 310-30 and in estimating the fair value of the Covered Loans at the acquisition date, we (a) calculated the contractual amount and timing of undiscounted principal and interest payments (the “undiscounted contractual cash flows”) and (b) estimated the amount and timing of undiscounted expected principal and interest payments (the “undiscounted expected cash flows”). The difference between the undiscounted contractual cash flows and the undiscounted expected cash flows is the nonaccretable difference.

On the acquisition date, the amount by which the undiscounted expected cash flows exceed the estimated fair value of the acquired loans is the “accretable yield”. The accretable yield is taken into interest income over the life of the loans using the effective yield method. The accretable yield changes over time due to both accretion and as actual and expected cash flows vary from the acquisition date estimated cash flows. The accretable yield is then measured at each financial reporting date and represents the difference between the remaining undiscounted expected cash flows and the current carrying value of the loans. The remaining undiscounted expected cash flows are calculated at each financial reporting date based on information then currently available. Increases in expected cash flows over those originally estimated increase the accretable yield and are recognized as interest income prospectively. Decreases in expected cash flows compared to those originally estimated decrease the accretable yield and are recognized by recording an allowance for loan losses. As the accretable yield increases or decreases from changes in cash flow expectations, the offset is a decrease or increase to the nonaccretable difference. At March 12, 2010, the undiscounted contractual cash flows for the Covered Loans were $183,003,000. At March 12, 2010, the undiscounted estimated cash flows not expected to be collected for the Covered Loans were $61,478,000 and the accretable yield was $11,110,000.

At March 12, 2010, the weighted average remaining contractual life of Covered Loans was 3.3 years.

6. Deposits

The following table reflects the carrying value of the deposits assumed and the interest rates in effect at the acquisition date.

	March 12, 2010
(dollars in thousands)	Amount	Rate
Demand deposit	$14,877	—%
Savings	4,245	0.15
Money market	10,424	0.93
NOW	17,096	0.48
Certificates of deposit	159,234	2.19
Certificates of deposit fair value adjustment	1,049	—

Total deposits	$206,925

The following table reflects the scheduled maturities of certificates of deposit at the acquisition date.

(dollars in thousands)	One Year or Less	One Year to Five Years	Five to Ten Years	Over Ten Years	Total
Certificates of deposits acquired	$129,141	$30,093	$—	$—	$159,234

The following table reflects the estimated amortization expense of CDI for the remainder of 2010 and for subsequent years.

(dollars in thousands)	Amount
2010	$208
2011	240
2012	213
2013	187
2014	161
2015	135
Thereafter	285

Total	$1,429

7. FHLB Advances

FHLB advances of $16,519,000 assumed at March 12, 2010 consisted of term advances. $2,000,000 of the acquired FHLB advances matured in March 2010. The Company chose to repay the remaining advances and incurred a prepayment penalty of $305,000 on the repayment, which equaled the fair value adjustment recorded on the advances.

8. Subsequent Events

The Company evaluated the need for disclosures and/or adjustments resulting from subsequent events the date the statement of assets acquired and liabilities assumed was available to be issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments under general accounting standards.